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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Jacksonville Bancorp, Inc.

We consent to the use of our report dated November 4, 2003, on the consolidated financial statements of Jacksonville Bancorp, Inc. and subsidiaries as of September 30, 2003 and 2002, and for each of the years in the three-year period ended September 30, 2003, in Jacksonville Bancorp, Inc.'s Form 8-K dated November 12, 2003.

                                                     /s/ Henry & Peters, P. C.
                                                     -------------------------
                                                     Henry & Peters, P. C.

Tyler, Texas
November 14, 2003